Exhibit 23.1
Consent of PricewaterhouseCoopers LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 13, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is incorporated by reference in Keithley Instruments, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2005.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
June 14, 2006